SECURITIES AND EXCHANGE COMMISSION


                              Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                October 22, 1996
                Date of Report (Date of earliest event reported)


                             ST. JUDE MEDICAL, INC.
               (Exact name of registrant as specified in charter)



   Minnesota                         0-8672                     41-1276891
(State or other                   (Commission                 (IRS Employer
jurisdiction of                    File Number)              Identification No.)
 incorporation)


          One Lillehei Plaza, St. Paul, MN                    55117
          (Address of principal executive offices)          (Zip Code)


                                 (612) 483-2000
                Registrant's telephone number including area code


                                 Not applicable
           Former name or former address, if changed since last report



ITEM 5. OTHER EVENTS

         On October 22, 1996, St. Jude Medical, Inc. ("St. Jude"), entered into definitive agreements to acquire in cash transactions (a) from Telectronics Pacing Systems, Inc., a wholly owned subsidiary of Pacific Dunlop, Ltd. ("Pacific Dunlop"), substantially all of its cardiac rhythm management assets,
(b) Medtel, a distribution company, also a wholly owned subsidiary of Pacific Dunlop, Ltd., and (c) certain intellectual property rights from Intermedics, Inc. ("Intermedics").

         Separately, on October 22, 1996, St. Jude entered into a definitive agreement providing for the merger of Ventritex, Inc. ("Ventritex"), into Pacesetter, Inc. ("Pacesetter"), a wholly owned subsidiary of St. Jude. Each outstanding share of Ventritex, Inc., common stock will be converted into .6 share of St. Jude common stock.

         The acquisition of certain intellectual property rights from Intermedics included settlements of intellectual property disputes between Intermedics and Ventritex as well as Intermedics and Pacesetter.

         The transactions with Pacific Dunlop are expected to close in the 1996 fourth quarter. The Ventritex transaction is expected to close by the end of the first quarter 1997.



Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ST. JUDE MEDICAL, INC.



Date  November 1, 1996              By /s/ Stephen L. Wilson
                                           Stephen L. Wilson
                                           Vice President - Finance
                                           and Chief Financial Officer



                                  EXHIBIT INDEX


EXHIBIT
   NO.            DESCRIPTION
-------           -----------

99.1 "ST. JUDE MEDICAL TO ACQUIRE TELECTRONICS, MEDTEL, AND SETTLE INTERMEDICS DISPUTE" news release.

99.2              "ST. JUDE AND VENTRITEX TO MERGE" news release.